Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re: Nexus Enterprise Solutions, Inc.

We have read the statements included in the Form 8-K dated November 13, 2013 and we agree with the statements contained therein.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
November 13, 2013